As filed with the Securities and Exchange Commission on January 25, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Keane Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-4016639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2121 Sage Road

Houston, TX 77056

(Address of principal executive offices and zip code)

Keane Group, Inc. Equity and Incentive Award Plan

(Full title of the plan)

Gregory L. Powell

President and Chief Financial Officer

Keane Group, Inc.

2121 Sage Road

Houston, TX 77056

(Name and address of agent for service)

(713) 960-0381

(Telephone number, including area code, of agent for service)

Copies to:

Stuart D. Freedman, Esq.

Antonio L. Diaz-Albertini, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

(212) 756-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	7,734,601 (2)	$19.00	$146,957,419	$17,033

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such additional shares of common stock, par value $0.01 per share (“Common Stock”), of Keane Group, Inc., a Delaware corporation (the “Registrant”) and securities that may from time to time be offered or issued under the Keane Group, Inc. Equity and Incentive Award Plan (the “Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions that result in an increase in the number of the outstanding shares of Common Stock or securities issuable pursuant to awards granted under the Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Incentive Plan.
(2)	This Registration Statement covers 7,734,601 shares of Common Stock available to be granted under or issuable pursuant to awards under the Incentive Plan.
(3)	Calculated solely for purposes of this offering in accordance with Rule 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the initial public offering price of the Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079) declared effective on January 19, 2017.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information required by Part 1 of Form S-8 will be sent or given to participants in the Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents incorporated by reference in Item 3 of Part II of this Registration Statement are available to participants in the Incentive Plan, without charge, upon written or oral request, and they are also incorporated by reference in the Section 10(a) prospectus described in Item 1 above. Any such requests should be directed to the Registrant at the address and telephone number listed on the cover page of this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement incorporates herein by reference the following documents, which have been filed with the Commission by the Registrant:

(a)	the Registrant’s prospectus, filed pursuant to Rule 424(b) under the Securities Act on December 14, 2016, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-215079), including all amendments and exhibits thereto; and

(b)	the description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-37988), filed on January 18, 2017, to register the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees). The Registrant’s certificate of incorporation and bylaws that will be in effect at the closing of the Registrant’s initial public offering will provide that the Registrant will indemnify its directors and officers to the full extent permitted by law, subject to very limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States. The Registrant’s certificate of incorporation will provide for such limitations on liability for the Registrant’s directors.

The Registrant’s bylaws will provide that the Registrant is required to advance expenses, as incurred, to its directors and executive officer in connection with a legal proceeding to the fullest extent permitted by law, subject to very limited exceptions.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections.

The Registrant currently carries liability insurance for its directors and officers.

In any underwriting agreement entered into by the Registrant in connection with the sale of Common Stock, including the underwriting agreement filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079), the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its executive officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Keane Group, Inc., including Amendment of Certificate of Incorporation, dated October 13, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079) filed on December 14, 2016)

4.2	Form of Bylaws of Keane Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079) filed on December 14, 2016)

5.1*	Opinion of Schulte Roth & Zabel LLP

23.1*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.3*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.4*	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

99.1*	Keane Group, Inc. Equity and Incentive Award Plan

*	Filed herewith

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 25, 2017.

KEANE GROUP, INC.

By:	/s/ James C. Stewart
Name:	James C. Stewart
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Stewart and Gregory L. Powell, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Keane Group, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Stewart James C. Stewart	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 25, 2017

/s/ Gregory L. Powell Gregory L. Powell	President and Chief Financial Officer (Principal Financial Officer)	January 25, 2017

/s/ Brian Coe Brian Coe	Chief Accounting Officer (Principal Accounting Officer)	January 25, 2017

/s/ Lucas N. Batzer Lucas N. Batzer	Director	January 25, 2017

Signature	Title	Date

/s/ Dale M. Dusterhoft
Dale M. Dusterhoft	Director	January 25, 2017

/s/ Marc G. R. Edwards
Marc G. R. Edwards	Director	January 25, 2017

/s/ James E. Geisler
James E. Geisler	Director	January 25, 2017

/s/ Gary M. Halverson
Gary M. Halverson	Director	January 25, 2017

/s/ Lisa A. Gray
Lisa A. Gray	Director	January 25, 2017

/s/ Shawn Keane
Shawn Keane	Director	January 25, 2017

/s/ Elmer D. Reed
Elmer D. Reed	Director	January 25, 2017

/s/ Lenard B. Tessler
Lenard B. Tessler	Director	January 25, 2017

/s/ Scott Wille
Scott Wille	Director	January 25, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of Keane Group, Inc., including Amendment of Certificate of Incorporation, dated October 13, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079) filed on December 14, 2016)

4.2	Form of Bylaws of Keane Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-215079) filed on December 14, 2016)

5.1*	Opinion of Schulte Roth & Zabel LLP

23.1*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.3*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.4*	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

99.1*	Keane Group, Inc. Equity and Incentive Award Plan

*	Filed herewith